Exhibit 99.1

Inseego Reports First Quarter 2026 Financial Results

Q1 2026 revenue of $34.3 million

Q1 2026 Adjusted EBITDA* of $1.8 million and GAAP Net Loss of $4.5 million

Announced acquisition of Nokia’s Fixed Wireless Access business, expected to close Q4 2026

SAN DIEGO—May 7, 2026—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in cloud-first wireless edge solutions, today reported its results for the first quarter of 2026 ended March 31, 2026.

“We delivered results within guidance in Q1 and continued to execute on our strategy to further diversify our customers and product portfolio,” said Juho Sarvikas, CEO of Inseego. “As we have communicated previously, we are focused on investment in the first half of 2026, in particular for carrier ramps, product launches, and portfolio expansion. We continued to execute against this strategy in Q1, which will drive revenue and profitability expansion in the second half of the year. While our focus continues to be on organic growth and execution, I am very excited about our acquisition of Nokia’s FWA business, which will be a transformational acquisition for us, provides immediate global scale, and accelerates our strategy in a very significant way.”

Steven Gatoff, CFO of Inseego, added: “We delivered year-over-year revenue growth in Q1, along with healthy gross margins and Adjusted EBITDA within our guided range. We continue to invest in the product, go-to-market, and operating capabilities needed to support the large opportunity ahead. We are working towards closing the FWA acquisition with Nokia and look forward to welcoming them as a significant shareholder and partner.”

Q1 2026 Financial Highlights

•	Total revenue for Q1 2026 was $34.3 million.
•	Adjusted EBITDA* for Q1 2026 was $1.8 million. GAAP Net Loss was $4.5 million.
•	GAAP gross margin for Q1 2026 was 48.3%, the Company’s fifth consecutive quarter with gross margin exceeding 40%.

Business Highlights

•	Announced signing of agreement to acquire Nokia’s Fixed Wireless Access business, which is expected to close in Q4 2026 subject to normal terms and conditions of transactions like this. Based on its current run rate of approximately $200m in annualized revenue, the acquisition is expected to double Inseego’s revenue upon closing.
•	Under the terms of the FWA acquisition, at closing Nokia will receive approximately a 7% equity stake in Inseego in the form of common stock and warrants, representing a value of $20 million. At closing Nokia will also make an additional $10 million cash investment in Inseego in the form of common stock and warrants, to further strengthen the commercial collaboration, that will bring Nokia’s total ownership interest to approximately 11%.
•	The acquisition of the Nokia FWA business also includes plans for joint go-to-market initiatives between the two companies in 6G and wireless edge to capture the opportunities in AI and to further advance the FWA business. The collaboration will also explore joint innovation and carrier 5G monetization opportunities, as well as consumer and enterprise growth opportunities at the wireless edge. These efforts are expected to support and drive customer continuity, future revenue growth, and technology leadership at the wireless edge.
•	Secured a new win with a U.S. Tier-1 carrier partner for our 4th generation FWA device, as carriers continue to view Inseego as a key partner in scaling Fixed Wireless Access as a core enterprise connectivity solution.
•	Continued to consolidate the Mobile hot spot space by securing a new win with a U.S. Tier-1 carrier partner for a value-tier MiFi device.
•	Announced the appointment of Koroush Saraf as Chief Product Officer, as we continue to expand our product portfolio and drive the delivery of more integrated and scalable solutions for enterprise and service provider customers.

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Investor Events

Inseego management will be participating in the following upcoming investor events:

•	May 27, 2026 – TD Cowen 54th Annual Technology, Media & Telecom Conference (New York, NY)

Q2 and Full-Year 2026 Guidance

–	Q2 2026 total revenue in the range of $36.5 million to $43.5 million.
–	Q2 2026 Adjusted EBITDA* in the range of $250 thousand to $2.0 million.
–	Full-year 2026 total revenue of approximately $190 million

Conference Call Information

Inseego will host a conference call and live webcast today at 5:00 p.m. ET. A Q&A session will be held live directly after the prepared remarks. To access the conference call:

•	Online, visit https://investor.inseego.com/events-presentations
•	Those without internet access or unable to pre-register may dial in by calling:
•	In the United States, call 1-844-282-4463
•	International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available one hour after the call through May 21, 2026. To hear the replay, parties in the United States may call 1-855-669-9658 and enter access code 2654418 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

*Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for more information, and the tables at the end of this release for a reconciliation to the closest GAAP measure.

About Inseego Corp.

Inseego is a leader in cloud-first wireless edge solutions, delivering secure, resilient connectivity across people, places, and machines. As wireless becomes foundational infrastructure, Inseego unifies connectivity, management, security, and subscriber lifecycle management into a platform that orchestrates cellular, satellite, Wi-Fi, and emerging wireless technologies at the edge.

Its portfolio includes 5G fixed wireless access routers, MiFi mobile hotspots IoT solutions under the Skyus brand, and cloud platforms including Inseego Connect and Inseego Subscribe, all designed in the U.S. Built on its core strength and long-term leadership in cellular technology, Inseego solutions enable service providers and channel partners to deploy and manage enterprise-grade wireless solutions at scale. Learn more at www.inseego.com.

© 2026. Inseego Corp. All rights reserved. The Inseego name and logo are trademarks of Inseego Corp.

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Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our financial guidance, future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and device management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and device management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, (18) the impact of import tariffs on our materials and products, and (19) the impact of geopolitical instability on our business.

Additionally, in connection with Inseego’s planned acquisition (“Proposed Transaction”) of Nokia’s Fixed Wireless Access business (the “Business”), factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement with respect to the Proposed Transaction, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Proposed Transaction; (3) the inability to complete the Proposed Transaction, including due to failure to satisfy any conditions to closing; (4) the risk that the announcement and/or consummation of the Proposed Transaction disrupts Inseego’s current plans or operations; (5) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, the potential loss of customers and/or employees of the Business, competition, and/or the ability of Inseego to grow and manage growth profitably; (6) the risk that Inseego will not be able to integrate the Business successfully; (7) the risk that costs savings and other anticipated synergies from the Proposed Transaction may not be realized when expected, or at all; (8) the diversion of Inseego’s management’s time on issues related to the Proposed Transaction.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

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Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this press release that has not been prepared in accordance with GAAP. Non-GAAP net income (loss) and non-GAAP net income (loss) per share, for example, exclude the impact of share-based compensation expense, impairment of capitalized software, amortization of intangible assets purchased through acquisitions, non-recurring transaction related costs, and other non-recurring gains and losses. Adjusted EBITDA, in addition to those items excluded from non-GAAP net income (loss), excludes all interest expense, taxes, depreciation, amortization, and other non-operating income/expense.

Non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool. They are not intended to be used in isolation or as a substitute for cost of revenues, operating expenses, net income (loss), net income (loss) per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider them to be an important supplemental performance measure.

We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operational performance. We use this view of our operating performance to compare it with the business plan and individual operating budgets and in the allocation of resources.

We believe that these non-GAAP financial measures are helpful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that using these non-GAAP financial measures also facilitates comparing our underlying operating performance with other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Investors and potential investors are cautioned that material limitations are associated with using non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures in this press release with our GAAP financial results.

Investor Relations Contact:

Matt Glover, Gateway Group: (949) 574-3860

IR@inseego.com

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Mobile solutions	$16,688	$17,790
Fixed wireless access solutions	5,314	1,903
Product	22,002	19,693
Software services and other	12,336	11,980
Total revenues	34,338	31,673
Cost of revenues:
Product	16,382	15,396
Software services and other	1,359	1,294
Total cost of revenues	17,741	16,690
Gross profit	16,597	14,983
Operating costs and expenses:
Research and development	5,810	4,535
Sales and marketing	5,622	3,934
General and administrative	6,937	4,490
Depreciation and amortization	1,794	2,064
Impairment of capitalized software	–	384
Total operating costs and expenses	20,163	15,407
Operating income (loss)	(3,566)	(424)
Other (expense) income:
Interest expense	(1,061)	(1,026)
Other income (expense), net	125	303
Income (loss) before income taxes	(4,502)	(1,147)
Income tax provision (benefit)	34	23
Income (loss) from continuing operations	(4,536)	(1,170)
Income (loss) from discontinued operations, net of income tax provision	–	(400)
Net income (loss)	(4,536)	(1,570)
Preferred stock dividends	–	(864)
Preferred stock exchange deemed contribution	15,100	–
Net income (loss) attributable to common stockholders	$10,564	$(2,434)
Per share data:
Net earnings (loss) per share
Basic
Continuing operations	$0.66	$(0.14)
Discontinued operations	$–	$(0.03)
Basic earnings (loss) per share*	$0.66	$(0.16)
Diluted
Continuing operations	$0.65	$(0.14)
Discontinued operations	$–	$(0.03)
Diluted earnings (loss) per share*	$0.65	$(0.16)
Weighted-average shares used in computation of net earnings (loss) per share
Basic	16,093,430	15,002,003
Diluted	16,356,246	15,002,003

* Rounding may impact summation of amounts

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INSEEGO CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$19,297	$24,886
Accounts receivable, net	15,719	25,086
Inventories	12,541	7,726
Prepaid expenses and other current assets	5,704	6,389
Total current assets	53,261	64,087
Property, plant and equipment, net	1,308	1,087
Intangible assets, net	21,873	20,676
Goodwill	3,949	3,949
Operating lease right-of-use assets	3,235	3,451
Other assets	531	557
Total assets	$84,157	$93,807
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$24,741	$23,583
Accrued expenses and other current liabilities	27,397	24,856
Total current liabilities	52,138	48,439
Long-term liabilities:
Operating lease liabilities	2,649	2,910
Deferred tax liabilities, net	189	186
2029 Senior Secured Notes, net	50,415	41,611
Other long-term liabilities	4,181	4,705
Total liabilities	109,572	97,851
Commitments and contingencies
Stockholders’ deficit:
Preferred stock (no shares outstanding as of March 31, 2026; aggregate liquidation preference of $41,966 as of December 31, 2025)	–	–
Common stock	16	15
Additional paid-in capital	871,990	903,899
Accumulated other comprehensive loss	376	403
Accumulated deficit	(897,797)	(908,361)
Total stockholders’ deficit	(25,415)	(4,044)
Total liabilities and stockholders’ deficit	$84,157	$93,807

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(4,536)	$(1,570)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Income) Loss from discontinued operations, net of tax	–	400
Depreciation and amortization	1,813	2,098
Provision for expected credit losses	(14)	14
Impairment of capitalized software	–	384
Provision for excess and obsolete inventory	312	680
Share-based compensation expense	2,304	1,601
Amortization of debt discount (premium) and debt issuance costs, net	(114)	(22)
Deferred income taxes	3	3
Non-cash operating lease expense	216	263
Other	79	–
Changes in assets and liabilities:
Accounts receivable	9,381	1,698
Inventories	(5,127)	(2,218)
Prepaid expenses and other assets	711	1,346
Accounts payable	2,056	(850)
Accrued expenses and other liabilities	(5,136)	(6,972)
Operating lease liabilities	(233)	(322)
Operating cash flows from continuing operations	1,715	(3,467)
Operating cash flows from discontinued operations	–	–
Net cash provided by (used in) operating activities	1,715	(3,467)
Cash flows from investing activities:
Purchases of property, plant and equipment	(131)	(32)
Additions to capitalized software development costs and purchases of intangible assets	(3,816)	(1,693)
Investing cash flows from continuing operations	(3,947)	(1,725)
Investing cash flows from discontinued operations	–	710
Net cash used in investing activities	(3,947)	(1,015)
Cash flows from financing activities:
Cash payments as part of preferred stock exchange	(3,334)	–
Proceeds from stock option exercises and employee stock purchase plan, net of taxes	1	42
Financing cash flows from continuing operations	(3,333)	42
Financing cash flows from discontinued operations	–	–
Net cash provided by (used in) financing activities	(3,333)	42
Effect of exchange rates on cash	(24)	(7)
Net decrease in cash and cash equivalents	(5,589)	(4,447)
Cash and cash equivalents, beginning of period	24,886	39,596
Cash and cash equivalents, end of period	$19,297	$35,149

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INSEEGO CORP.

Supplemental Reconciliations of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
GAAP Income (Loss) from continuing operations	$(4,536)	$469	$1,432	$507	$(1,170)
Share-based compensation expense	2,304	2,335	1,850	1,654	1,601
Impairment of capitalized software	–	–	–	–	384
Gain on early lease termination	–	–	(443)	–	–
Purchased intangible amortization	–	–	–	–	316
Non-recurring transaction-related costs	1,200	–	–	–	–
Non-GAAP net income (loss)	(1,032)	2,804	2,839	2,161	1,131
Depreciation and amortization[1]	1,813	2,368	2,189	1,792	1,782
Interest expense	1,061	927	885	933	1,026
Other (income) expense, net	(125)	(126)	(126)	(182)	(303)
Income tax provision (benefit)	34	35	(36)	22	23
Adjusted EBITDA	$1,751	$6,008	$5,751	$4,726	$3,659

1 Excluding purchased intangible amortization

	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
INCOME (LOSS) PER DILUTED SHARE:
GAAP income (loss) from continuing operations per diluted share[2]	$0.65	$(0.03)	$0.03	$(0.03)	$(0.14)
Share-based compensation expense	0.14	0.15	0.12	0.11	0.10
Impairment of capitalized software	–	–	–	–	0.03
Gain on early lease termination	–	–	(0.03)	–	–
Purchased intangibles amortization	–	–	–	–	0.02
Non-recurring transaction-related costs	0.07	–	–	–	–
Preferred stock exchange deemed contribution	(0.94)	–	–	–	–
Non-GAAP net income (loss) per diluted share[2,3]	$(0.06)	$0.12	$0.12	$0.08	$0.02

Shares used in computing GAAP income (loss) from continuing operations per diluted share	16,356,246	15,181,439	15,522,042	15,023,832	15,002,003
Shares used in computing non-GAAP net income (loss) per diluted share	16,093,430	15,671,835	15,522,042	15,147,769	15,328,069

2 Includes the impact of preferred stock dividends

3 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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